INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. 2)

Filed by the Registrant                           |X|

Filed by a Party other than the Registrant        |_|
Check the appropriate box:

|_|   Preliminary Proxy Statement

|X|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e) (2))

                             The SMALLCap Fund, Inc.

                (Name of Registrant as Specified in its Charter)

                    (Name of Person(s) Filing Proxy Statement
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

                                                     The SMALLCap Fund, Inc.(TM)

                                                                One South Street
                                                       Baltimore, Maryland 21202

                                                                   April 7, 2003

                 DON'T ALLOW BRADSHAW TO CONTROL YOUR INVESTMENT
                    VOTE THE ENCLOSED WHITE PROXY CARD TODAY

Dear SMALLCap Fund Stockholder:

      By now you should have received our proxy materials for the Annual Meeting scheduled for June 19, 2003. You may have also received proxy materials from dissident stockholder, Ralph Bradshaw, along with a green proxy card. We urge all stockholders to discard the green proxy and to return the enclosed WHITE proxy card today.

      Please note the enclosed WHITE proxy card has an additional proposal to allow stockholders to realize Net Asset Value (""NAV") for their shares. This proposal, which contains the exact same language as the ""Shareholder Value Proposal," asks the Board to consider steps to allow you and other stockholders to obtain full NAV for your shares. We believe that Bradshaw has dramatically shifted his position on this very important matter in an effort to increase his chances of gaining control of your Fund.

      Last year, Mr. Bradshaw opposed a proposal to allow you to obtain full NAV when it was presented to the Board. This year, he never informed the Board that he now supports delivering stockholders an option to realize full NAV until after the Fund had already paid for printing and mailing of its proxy statement. Mr. Bradshaw's failure to consult the Board has cost the Fund thousands of dollars in additional expenses. Given his drastic change in position and his refusal to work with his fellow Board members, we ask: Is Bradshaw someone you can trust?

      Your Board of Directors has been and continues to be supportive of providing stockholders with the opportunity to receive NAV. As a matter of fact, that is what we attempted to achieve with last year's proposal to merge the fund into a successful and viable family of funds. Unfortunately, that proposal -- which Bradshaw voted against as a director -- failed to receive the approval of a majority of our outstanding shares required for passage.

      In keeping with our firm belief that stockholders should have access to NAV, your Board unanimously recommends that stockholders vote FOR the "Shareholder Value Proposal" on the enclosed WHITE proxy card.

                 BRADSHAW PRESENTS A DISTORTED VIEW OF YOUR FUND

      In his materials, Bradshaw emphasizes select periods where your Fund has under-performed its benchmark. However, the chart below clearly shows that the Fund has out-performed its benchmark over the life of the Fund, as of February 28, 2003 and, even during difficult economies, has remained substantially in line with both the S&P SmallCap 600 and the Russell 2000 indexes over the long term.

[The following table was depicted as a line graph in the printed material.]

Growth of $10,000 Investment
The SMALLCap Fund Inc.

--------------------------------------------------------------------------------
                                                                Russell
                                                S&P           2000 Total
          Month End                          SmallCap           Return
         As of Date           Fund**        600 Index+          Index++
--------------------------------------------------------------------------------
                              10,000           10,000           10,000
          5/31/1987           10,054            9,850            9,968
         12/31/1987            8,037            7,447            7,561
         12/31/1988            9,569            8,898            9,453
         12/31/1989           11,977           10,133           10,990
         12/31/1990           10,375            7,733            8,849
         12/31/1991           15,753           11,483           12,924
         12/31/1992           16,352           13,899           15,303
         12/31/1993           17,754           16,510           18,192
         12/31/1994           17,183           15,722           17,861
         12/31/1995           24,308           20,432           22,942
         12/31/1996           29,246           24,789           26,726
         12/31/1997           33,578           31,130           32,703
         12/31/1998           34,473           30,724           31,870
         12/31/1999           47,130           34,535           38,645
         12/31/2000           52,183           38,610           37,477
         12/31/2001           47,315           41,136           38,409
         12/31/2002           37,275           35,118           30,541
          2/28/2003           33,808           32,825           28,798

      Past Performance is no guarantee of future results.

      We have remained dedicated to a disciplined growth style consistent with the long-term nature of the Fund. Our continuing investments in small cap growth stocks is grounded in the core mission of this Fund to invest in small cap stocks with strong potential for growth and price appreciation -- the blue chips of tomorrow.

      Our investment style has not wavered in difficult times, even though it may have been easier to listen to Bradshaw and adjust our philosophy to recognize quick short-term gains. Had we changed our investment style, we believe we would have been acting against the intentions of you -- the stockholders -- who made a decision to invest in a fund with long-term growth potential. We remain comfortable with our decision to stay true to our course and believe that we are now well positioned to benefit from market improvements. We also believe that our advantageous position will be in jeopardy if Bradshaw is allowed to raid your Fund.

               DON'T BE FOOLED BY BRADSHAW -- VOTE THE WHITE PROXY

      We want all stockholders to see for themselves what independent journalists have written about Bradshaw, so we have posted a recent article by BARRON'S on our website. The article can be accessed at www.thesmallcapfundinc.com. We encourage all stockholders to read the article because we believe it will help you to understand Bradshaw's true motives.

      Remember, if you have already returned Bradshaw's green proxy card and wish to change your vote, you have every right to do so by returning the enclosed WHITE proxy card. Only the latest dated proxy card will be counted at the meeting. If you have any questions, please call our proxy solicitors, MacKenzie Partners, Inc. toll-free at 1-800-322-2885 or 212-929-5500 (call collect).

                                             Sincerely,


                                             /s/ Richard Wood

                                             Richard Wood
                                             Chairman of the Board

The growth of $10,000 is cumulative.

* The Fund commenced operations on May 6, 1987. Index comparisons begin May 31, 1987.

** The SMALLCap Fund, Inc.'s average total returns were -24.31%, -0.97% and 7.89% for the 1, 5 and 10 year periods. Total investment returns reflect changes in net asset value per share during each period and assume that dividends and capital gains distributions, if any, were reinvested. These percentages are not an indication of the performance of a shareholder's investment in the Fund based on market price.

+ S&P SmallCap 600 Index is an unmanaged index that tracks the stock movement of 600 small-cap US companies.

++ Russell 2000 Index is an unmanaged index that tracks the common stock price movement of the 2,000 smallest companies of the Russell 3000 Index, which measures the performance of the 3,000 largest US companies based on total market capitalization.

It is not possible to invest directly into an index. All performance is historical, assumes reinvestment of all dividends and capital gains, and is not indicative of future results. Investment return and principal value will fluctuate. Please refer to our website, www.thesmallcapfundinc.com, for updated performance information. Investments in funds involve risk. Some funds, such as these, have more risk than others.

--------------------------------------------------------------------------------
  If you have any questions or need assistance voting your WHITE proxy, please call MacKenzie Partners at the numbers listed below:

                                     [LOGO]

                               105 Madison Avenue
                            New York, New York 10010
                           proxy@mackenziepartners.com
                          Call Collect: (212) 929-5500
                                       or
                            Toll-Free (800) 322-2885
--------------------------------------------------------------------------------

                          SUPPLEMENTAL PROXY MATERIALS

                           THE SMALLCAP FUND, INC.(TM)
                                One South Street
                            Baltimore, Maryland 21202

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                   THE FATE OF YOUR FUND RESTS WITH THIS VOTE

To the Stockholders of The SMALLCap Fund, Inc.(TM):

      The Annual Meeting of Stockholders of The SMALLCap Fund, Inc.(TM), a Maryland corporation (the "Fund"), will be held on Thursday, June 19, 2003 at 2:00 p.m. at the The New York Palace Hotel, 455 Madison Avenue, New York, NY 10022 for the following purposes:

      (1) To elect two directors of the Fund, Audrey M.T. Jones and Robert Z. Kuftinec, for a term of three years and until their successors are duly elected and qualify;

      (2) To act on a stockholder's proposal recommending that the Board of Directors deliver an option to stockholders to receive full Net Asset Value through open-ending, full tender offer, liquidation, or other means in the near future following passage of this proposal.

      (3) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ITS NOMINEES, MS. JONES AND MR. KUFTINEC. A DISSIDENT STOCKHOLDER HAS INFORMED THE BOARD HE PLANS TO NOMINATE TWO INDIVIDUALS FOR ELECTION AS DIRECTORS OF THE FUND AT THE ANNUAL MEETING. BASED ON KNOWLEDGE OF WHAT THE DISSIDENT STOCKHOLDER AND HIS NOMINEES HAVE DONE TO OTHER CLOSED-END FUNDS IN THE PAST, WE STRONGLY BELIEVE THIS IS AN ORGANIZED ATTEMPT TO CONTROL THE BOARD, CHANGE THE FUND'S MANDATE AND APPOINT AN ADVISORY FIRM THAT HE CO-OWNS AS THE FUND'S ADVISER.

THE BOARD OF DIRECTORS URGES YOU TO NOT SIGN ANY PROXY CARD THE DISSIDENT STOCKHOLDER SENDS YOU.

      Stockholders of record at the close of business on March 21, 2003 will be entitled to vote at the Annual Meeting or at any adjournment or postponement thereof.

      It is important that you return your signed Proxy Card promptly, regardless of the number of shares that you own, so that a quorum may be assured, and so that the Fund may avoid the expense of additional proxy solicitation.

                                              By order of the Board of Directors
                                       Jeffrey A. Engelsman, Assistant Secretary

As revised, April 7, 2003

--------------------------------------------------------------------------------

      Please complete, date and sign the Proxy Card for the shares held by you and return the Proxy Card in the envelope provided so that your vote can be recorded and your shares will be represented at the Meeting. No postage is required if the envelope is mailed in the United States.

--------------------------------------------------------------------------------
                           The SMALLCap Fund, Inc.(TM)
                                One South Street
                            Baltimore, Maryland 21202
                                 (866) 810-3734
--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

      Your Board has previously informed you that a dissident stockholder intends to contest the re-election of Audrey M.T. Jones and Robert Z. Kuftinec to the Board of Directors at the upcoming Annual Meeting of Stockholders of the Fund to be held on June 19, 2003 (the "Meeting"). Your Board has recently learned that the dissident stockholder has included a "shareholder value proposal" on his proxy card. The "shareholder value proposal" recommends that the Board provide an option to stockholders to receive full net asset value through open-ending, full tender offer, liquidation, or other means in the near future. Your Board would like to give all stockholders an opportunity to vote on the "shareholder value proposal" on the Fund's proxy card. We have included a new WHITE proxy card which contains this proposal as new Proposal 2.

      Your Board has demonstrated its commitment to stockholders in the past by trying to realize net asset value for all stockholders in a manner which would be in the best interests of the Fund. This proposal is similar to a proposal which the Board adopted last year to recommend the merger of the Fund into an open-end small cap fund. If that merger proposal would have been approved, the discount from net asset value at which the Fund shares have traded would have been eliminated. Unfortunately, while an overwhelming majority of the shares voting on that merger proposal voted to approve the merger, it did not receive the necessary approval of a majority of the Fund's outstanding shares to be approved. Your Board remains committed to acting in the best interests of the Fund and has directed the Fund's investment adviser to comprehensively analyze the various options to realize net asset value, including tender offer, open-ending and merger, and to report to the Board in the next several weeks on the results of that analysis. The Board will then evaluate the analysis for the purpose of determining whether the implementation of any one option would be in the best interest of the Fund. It is the intention of the Board to conduct this review and make a recommendation prior to the Meeting. It is important for stockholders to understand that the approval of this Proposal 2 by stockholders would not bind the Board to take any particular action.

      The affirmative vote of a majority of the shares cast on Proposal 2 is required to approve Proposal 2. If this Proposal 2 is properly brought before the Meeting, it is the intention of the persons named in the proxy card to vote for or against Proposal 2 as the votes represented by such proxies so instruct. If no instructions are given on this Proposal 2, the persons named in the proxy card will vote the shares represented thereby for this Proposal 2. If you previously voted a WHITE proxy card delivered to you with the Fund's definitive proxy materials and you do not vote again on the WHITE proxy card enclosed with this supplement, your shares will be voted for Proposal 2.

The Board of Directors unanimously recommends that the stockholders vote "For" Proposal 2.

      The revised Notice of Meeting and this supplement to the Proxy Materials are being furnished in connection with the solicitation by the Fund's Board of Directors. The proxies will be voted at the Meeting, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying revised Notice of Annual Meeting, dated April 7, 2003. These additional materials are being first mailed to stockholders on or about April 7, 2003. Please refer to the Fund's Proxy Statement dated March 14, 2003 which was previously mailed to you for additional information about the Meeting.

      As of March 21, 2003 there were 9,899,894 issued and outstanding shares of common stock of the Fund. Stockholders will be entitled to one vote for each share held. Only stockholders of record at the close of business on March 21, 2003 will be entitled to notice of and to vote at the meeting.

                IT IS IMPORTANT THAT YOU COMPLETE, SIGN, DATE AND
                        RETURN YOUR PROXY CARD PROMPTLY.
                          The SMALLCap Fund, Inc. (TM)

                                      PROXY

                             THE SMALLCAP FUND, INC.
                   One South Street, Baltimore, Maryland 21202

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
               2:00 P.M., Eastern Time, on Thursday, June 19, 2003

The undersigned holder of common stock of the SMALLCap Fund, Inc., a Maryland corporation (the "Fund"), hereby appoints Jeffrey A. Engelsman and Daniel O. Hirsch, or either of them, with full power of substitution in each of them, to attend the Annual Meeting of the Stockholders of the Fund, to be held at The New York Palace Hotel, 455 Madison Avenue, New York, NY 10022, on June 19, 2003, at 2:00 p.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

The votes entitled to be cast by the undersigned will be cast as instructed below. If this Proxy is executed but no instruction is given on each of Proposals 1 and 2, the votes entitled to be cast by the undersigned will be cast "for" each of the nominees for director in Proposal 1 and "for" the shareholder value proposal in Proposal 2. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE SMALLCAP FUND, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' THE RE-ELECTION OF AUDREY M.T. JONES AND ROBERT Z. KUFTINEC AND `FOR' THE APPROVAL OF THE SHAREHOLDER VALUE PROPOSAL.

Please mark boxes in blue or black ink.

The Board of Directors recommends a vote 'FOR' the re-election of Audrey M.T. Jones and Robert Z. Kuftinec and 'FOR' the shareholder value proposal.

(1) To elect as directors of the Fund for a term of three years and until their successors are duly elected and qualify:

      Audrey M.T. Jones                   FOR                WITHHOLD

      Robert Z. Kuftinec                  FOR                WITHHOLD

(2)   To act on the following Shareholder Value Proposal:

      The stockholders recommend that the Board of Directors deliver an option to stockholders to receive full Net Asset Value ("NAV") through open-ending, full tender offer, liquidation, or other means in the near future following passage of this proposal.

                    FOR              AGAINST            ABSTAIN

(3) To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the Proxy holder.

--------------------------------------------------------------------------------
PLEASE SIGN AND DATE BELOW AND MAIL THIS PROXY CARD PROMPLY USING THE ENCLOSED ENVELOPE.

                                    ------------------------------------------
                                    (Title or Authority)


                                    ------------------------------------------
                                    (Signature)


                                    ------------------------------------------
                                    (Signature)

                                    Dated:  _______________________, 2003
                                    (Joint owners should EACH sign. Please sign
                                    EXACTLY as your name(s) appears on this
                                    card. When signing as attorney, trustee,
                                    executor, administrator, guardian or
                                    corporate officer, please give your FULL
                                    title below.)
--------------------------------------------------------------------------------

YOUR VOTE IS IMPORTANT, PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.